                                                                     EXHIBIT 4.2

                           ZHONE TECHNOLOGIES, INC.

                               RIGHTS AGREEMENT
                               ----------------

     THIS RIGHTS AGREEMENT is entered into as of November 1, 1999, by and among Zhone Technologies, Inc., a Delaware corporation (the "Company"), the undersigned purchaser of Series A-1 Preferred Stock of the Company (the "Series A-1 Holder"), the undersigned purchaser of Series A-2 Preferred Stock of the Company (the "Series A-2 Holder"), the undersigned purchaser of Series A-3 Preferred Stock of the Company (the "Series A-3 Holder"), the undersigned purchaser of Series A-4 Preferred Stock of the Company (the "Series A-4 Holder"), the undersigned purchaser of Series A-5 Preferred Stock of the Company (the "Series A-5 Holder"), the undersigned purchaser of Series A-6 Preferred Stock of the Company (the "Series A-6 Holder"), the undersigned purchaser of Series A-7 Preferred Stock of the Company (the "Series A-7 Holder"), the undersigned purchaser of Series A-8 Preferred Stock of the Company (the "Series A-8 Holder"), the undersigned purchaser of Series A-9 Preferred Stock of the Company (the "Series A-9 Holder"), the undersigned purchaser of Series A-10 Preferred Stock of the Company (the "Series A-10 Holder"), the undersigned purchaser of Series A-11 Preferred Stock of the Company (the "Series A-11 Holder"), the undersigned purchaser of Series A-12 Preferred Stock of the Company (the "Series A-12 Holder") (the Series A-1 Holder, Series A-2 Holder, Series A-3 Holder, Series A-4 Holder, Series A-5 Holder, Series A-6 Holder, Series A-7 Holder, Series A-8 Holder, Series A-9 Holder, Series A-10 Holder, Series A-11 Holder and Series A-12 Holder are collectively referred to herein as the "Preferred Stock Holders") and Mory Ejabat, Jeanette Symons and Robert Dahl (each a "Founder" and collectively, the "Founders").

                                   RECITALS:
                                   --------

     A. The Series A-1 Holder and the Company have entered into or concurrently herewith are entering into a Series A-1 Preferred Stock Purchase Agreement (the "Series A-1 Agreement"), pursuant to which the Series A-1 Holder is purchasing from the Company shares of its Series A-1 Preferred Stock.

     B. The Series A-2 Holder and the Company have entered into or concurrently herewith are entering into a Series A-2 Preferred Stock Purchase Agreement (the "Series A-2 Agreement"), pursuant to which the Series A-2 Holder is purchasing from the Company shares of its Series A-2 Preferred Stock.

     C. The Series A-3 Holder and the Company have entered into or concurrently herewith are entering into a Series A-3 Preferred Stock Purchase Agreement (the "Series A-3 Agreement"), pursuant to which the Series A-3 Holder is purchasing from the Company shares of its Series A-3 Preferred Stock.

     D. The Series A-4 Holder and the Company have entered into or concurrently herewith are entering into a Series A-4 Preferred Stock Purchase Agreement (the "Series A-4 Agreement"), pursuant to which the Series A-4 Holder is purchasing from the Company shares of its Series A-4 Preferred Stock.

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     E.   The Series A-5 Holder and the Company have entered into or concurrently herewith are entering into a Series A-5 Preferred Stock Purchase Agreement (the "Series A-5 Agreement"), pursuant to which the Series A-5 Holder is purchasing from the Company shares of its Series A-5 Preferred Stock.

     F. The Series A-6 Holder and the Company have entered into or concurrently herewith are entering into a Series A-6 Preferred Stock Purchase Agreement (the "Series A-6 Agreement"), pursuant to which the Series A-6 Holder is purchasing from the Company shares of its Series A-6 Preferred Stock.

     G. The Series A-7 Holder and the Company have entered into or concurrently herewith are entering into a Series A-7 Preferred Stock Purchase Agreement (the "Series A-7 Agreement"), pursuant to which the Series A-7 Holder is purchasing from the Company shares of its Series A-7 Preferred Stock.

     H. The Series A-8 Holder and the Company have entered into or concurrently herewith are entering into a Series A-8 Preferred Stock Purchase Agreement (the "Series A-8 Agreement"), pursuant to which the Series A-8 Holder is purchasing from the Company shares of its Series A-8 Preferred Stock.

     I. The Series A-9 Holder and the Company have entered into or concurrently herewith are entering into a Series A-9 Preferred Stock Purchase Agreement (the "Series A-9 Agreement"), pursuant to which the Series A-9 Holder is purchasing from the Company shares of its Series A-9 Preferred Stock.

     J. The Series A-10 Holder and the Company have entered into or concurrently herewith are entering into a Series A-10 Preferred Stock Purchase Agreement (the "Series A-10 Agreement"), pursuant to which the Series A-10 Holder is purchasing from the Company shares of its Series A-10 Preferred Stock.

     K. The Series A-11 Holder and the Company have entered into or concurrently herewith are entering into a Series A-11 Preferred Stock Purchase Agreement (the "Series A-11 Agreement"), pursuant to which the Series A-11 Holder is purchasing from the Company shares of its Series A-11 Preferred Stock.

     L. The Series A-12 Holder and the Company have entered into or concurrently herewith are entering into a Series A-12 Preferred Stock Purchase Agreement (the "Series A-12 Agreement"), pursuant to which the Series A-12 Holder is purchasing from the Company shares of its Series A-12 Preferred Stock.

     M. The obligations of the Company and the Series A-1 Holder under the Series A-1 Agreement, Series A-2 Holder under the Series A-2 Agreement, Series A-3 Holder under the Series A-3 Agreement, Series A-4 Holder under the Series A-4 Agreement, Series A-5 Holder under the Series A-5 Agreement, Series A-6 Holder under the Series A-6 Agreement, Series A-7 Holder under the Series A-7 Agreement, Series A-8 Holder under the Series A-8 Agreement, Series A-9 Holder under the Series A-9 Agreement, Series A-10 Holder under the Series A-10 Agreement, Series A-11 Holder under the Series A-11 Agreement and Series A-12 Holder under the Series A-12 Agreement are each conditioned, among other things, upon the execution and

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delivery of this Agreement by the Company, the Founders and each of the
Preferred Stock Holders.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following respective meanings:

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

               (b) The term "Registrable Securities" means (i) any and all shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, Series A-9 Preferred Stock, Series A-10 Preferred Stock, Series A-11 Preferred Stock and Series A-12 Preferred Stock, (which shares of Series A-1, Series A-2, Series A-3, Series A-4, Series A-5, Series A-6, Series A-7, Series A-8, Series A-9, Series A-10, Series A-11 and Series A-12 Preferred Stock are referred to herein as the "Preferred Shares"), (ii) except for Sections 1.2, 1.4, 1.9, 2 and 5.1, the Founder Shares, (iii) stock issued in lieu of the securities referred to in (i) and (ii) above in any reorganization or (iv) stock issued in respect of the stock referred to in (i), (ii) and (iii) above and this clause (iv) as a result of a stock split, stock dividend, recapitalization or the like (collectively, a "Recapitalization Event").

               (c) The terms "Holder" or "Holders" mean(s) any person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.

               (d) The term "Initiating Holders" means any Holder or Holders of twenty percent (20%) or greater of the Registrable Securities then held by the Holders.

               (e) The term "Founder Shares" shall mean the shares of Common Stock that the Founders beneficially own on the date hereof, but excluding any such Common Stock that has been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

               (f) The term "SEC" means the Securities and Exchange Commission.

               (g) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with any single registration effected pursuant to subsections 1.2,

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1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and expenses of one special counsel for all selling stockholders up to One Hundred Fifty Thousand Dollars ($150,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               (h) The term "Qualified IPO" means an underwritten public offering of the Common Stock of the Company resulting in gross proceeds to the Company of not less than $100 million (prior to expenses and underwriting commissions) and at an offering price per share of not less than an amount equal to two (2) multiplied by the greatest of the then in effect (A) Series A-1 Purchase Price, (B) Series A-2 Purchase Price, (C) Series A-3 Purchase Price,
(D) Series A-4 Purchase Price, (E) Series A-5 Purchase Price, (F) Series A-6 Purchase Price, (G) Series A-7 Purchase Price, (H) Series A-8 Purchase Price,
(I) Series A-9 Purchase Price, (J) Series A-10 Purchase Price, (K) Series A-11 Purchase Price and (L) Series A-12 Purchase Price, (each as defined in Article IV, Section 2(d)(1) of the Company's Amended and Restated Certificate of Incorporation), each as adjusted for any Recapitalization Event.

               (i) The term "Material Adverse Change" shall mean any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances, has or is reasonably likely to have, any material adverse effect on the assets, liabilities, operations, business, competitive position, prospects, results of operations or condition (financial or otherwise) of the Company; provided, however that none of the following shall be deemed to constitute a Material Adverse Change: any change, effect or circumstance that results from conditions affecting the U.S. economy or the world economy.

               (j) The term "LLC Operating Agreements" shall collectively mean the Operating Agreements of each Preferred Stock Holder dated as of October 28, 1999, as the same may be amended from time to time.

               (k) The term "Person" means any natural person, partnership (whether limited or general), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative entity.

          1.2  Demand Registration.
               -------------------

               (a) Request for Registration.  In case the Company shall receive
                   ------------------------
from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities with an anticipated aggregate offering price before deduction of standard underwriting discounts and commissions, in excess of Five Million Dollars ($5,000,000), the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

                         (A) at any time prior to six (6) months following the
effective date of the registration statement under the Securities Act for the Company's initial registered underwritten public offering (the "IPO") of its securities to the general public (other than a registration statement relating either solely to a sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction);

                         (B) in any particular jurisdiction in which the Company
would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                         (C) after the Company has effected two (2) such
registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective.

     Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than sixty (60) days after the expiration of the initial ninety (90) day period within which to file such registration statement; provided, that the Company may not use this right more than once in any twelve (12) month period. The Company shall use its best efforts to cause such registration statement to remain effective for at least one hundred twenty (120) days, or until the distribution described in the registration statement has been completed, whichever occurs first. In the event the Company does not perform its obligations set forth in the preceding sentence, then such registration shall not be deemed effected for the purposes of the limitations set forth in Section 1.2(a)(ii)(C).

               (b) Underwriting.  If the Initiating Holders intend to distribute
                   ------------
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be

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reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders participating in the registration, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) Company Shares.  If the managing underwriter has not limited
                   --------------
the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          1.3  Company Registration.
               --------------------

               (a) Registration.  If at any time or from time to time, the
                   --------
Company shall determine to register any of its securities, for its own account or the account of any of its stockholders (other than a registration (A) on Form S-1 or S-8 or successor forms relating solely to employee stock option or purchase plans, (B) on Form S-4 relating solely to an SEC Rule 145 transaction or (C) a registration on any other form or successor forms the use of which is not appropriate for the sale of Registrable Securities), the Company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in subsection 1.3(b) below.

               (b) Underwriting.  If the registration of which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other

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stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the Holders may be excluded entirely if the underwriters make the determination described above or the Holders holding a majority of the Registrable Securities consent in writing to such a reduction.
In the event of a cutback by the managing underwriter of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all of such Holders, excluding the Holders of Founder Shares, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders as of the date of the notice pursuant to subsection 1.3(a)(i). If, after such Holders participate to the full extent they desire in such registration and underwriting, the managing underwriter determines that additional shares of Registrable Securities may be included, the number of such shares shall be allocated among all of the Holders of Founder Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders of Founder Shares. If any Holder disapproves of the terms of the underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          1.4  Form S-3.  In addition to the rights and obligations set forth in
               --------
subsections 1.2 and 1.3 above, if Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of Registrable Securities, and the Company is then a registrant entitled to use Form S-3 to register shares for such an offering, the Company will: (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company. The Company shall use its best efforts to cause such registration statement to remain effective for at least one hundred twenty (120) days, or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.4:

               (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (b) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within forty-five
(45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

               (c) during a period of ninety (90) days following the effective date of any registration statement filed under the Securities Act (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

               (d) if the Company has effected two (2) registrations pursuant to this subsection 1.4 within the previous twelve (12) months, provided, however, in the event the Company does not exercise best efforts to cause a registration statement to remain effective for at least one hundred twenty (120) days, or until the distribution is completed, whichever occurs first, then such registration shall not be deemed effected for the purposes of the limitations of this Section 1.4(d); or

               (e) if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the furnishing of such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.4 more than once in any twelve (12) month period.

     In the event such Initiating Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to registration pursuant to subsection 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.4, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders participating in the registration, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

          1.5  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 1 shall be borne by the Company except as follows:

               (a) The Company shall not be required to pay for Registration Expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Initiating Holders, in which latter such case, such expenses shall be borne pro rata by the Holders requesting such withdrawal. Notwithstanding the foregoing, the Company shall be required to pay for Registration Expenses of any registration proceeding begun pursuant to subsection 1.2 if the request for such registration proceeding has been withdrawn (i) by the Initiating Holders at the Company's request, (ii) due to the occurrence of a Material Adverse Change or (iii) when the Initiating Holders agree to forfeit one (1) other registration for which the Company would be obligated to pay expenses.

               (b) The Company shall not be required to pay fees or disbursements of legal counsel other than the fees and disbursements of one special counsel selected by a majority of the participating Holders.

               (c) The Company shall not be required to pay Registration Expenses for more than two (2) registrations pursuant to subsection 1.2.

               (d) The Company shall not be required to pay Registration Expenses for more than six (6) registrations pursuant to subsection 1.4.

               (e) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

          1.6  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities (drafts of which shall be provided to the Holders for the sole purpose of confirming the accuracy of the information therein relating to each such Holder) and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (drafts of which shall be provided to the Holders for the sole purpose of confirming the accuracy of the information therein relating to each such Holder).

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.7  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors, members and partners, and each Person controlling any such Person, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, broker or dealer, if any, and each Person who controls any underwriter, broker or dealer of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors, members and partners, and each Person controlling any such Person, each such underwriter, broker or dealer and each Person who controls any such underwriter, broker or dealer, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided, further that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based solely on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter, broker or dealer specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, broker or dealer, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, members and partners and each Person controlling such Person, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, members, Persons or underwriters, brokers or dealers for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance solely upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided, further that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

               (c) Each party entitled to indemnification under this subsection
1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the

Indemnified Party may participate in such defense at such party's expense; and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided, further that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds received from the offering by such Holder.

               (e) The obligations of the Company and Holders under this Section
1.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          1.8  Information by Holder.  Any Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          1.9  Rule 144 Reporting.  With a view to making available to Holders
               ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, beginning after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time beginning after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

          1.10  Transfer of Registration Rights.  Subject to Article VI of each
                -------------------------------
of the LLC Operating Agreements, Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under Section 1, may be assigned by any Holder upon the (i) sale or transfer by such Holder to a transferee of any portion of the Registrable Securities held by such Holder in excess of 500,000 Preferred Shares (as adjusted for any Recapitalization Event), (ii) transfer of Registrable Securities to an affiliated partnership or other entity or to an affiliate or an associate of such Holder and (iii) transfer of any portion of the Registrable Securities held by such Holder to any other Holder; provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned, and further provided that said transferee shall agree to become subject to the obligations of the transferring party hereunder.

          1.11  Limitations on Subsequent Registration Rights.  From and after
                ---------------------------------------------
the date hereof, the Company shall not, without the prior written consent of the Holders of not less than a majority of the Registrable Securities held by all of the Holders then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand any registration or include such securities in any registration filed under subsections 1.2, 1.3 or 1.4 hereof if such inclusion would adversely affect the rights of any Holder under such subsections.

          1.12  "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
                ----------------------------
during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) such agreement shall not be required unless all executive officers, directors and holders of 1% or more of the outstanding capital stock of the Company enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

          1.13  Termination of Registration Rights.  No Holder shall be entitled
                ----------------------------------
to exercise any right provided for in this Section 1 after seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act, in connection with the initial firm commitment underwritten offering of its securities to the general public; provided, however, that a Holder's rights provided for in this Section 1 shall terminate earlier when such Holder may sell all its shares in a three (3) month period under Rule 144 of the Securities Act (without reference to Rule 144(k)).

     2.  Affirmative Covenants of the Company.  The Company hereby covenants and
         ------------------------------------
agrees as follows:

          2.1  Financial Information.  The Company will furnish to each Holder
               ---------------------
of at least of 1,000,000 Preferred Shares (as adjusted for any Recapitalization Event):

                    (i) as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of changes in financial position (or equivalent cash flow statements if required by the Financial Accounting Standards Board) of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and

                    (ii) as soon as practicable after the end of each month (if requested) and each quarter (except the last month and last quarter of the fiscal year), and in any event within thirty (30) and forty-five (45) days, respectively, thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month or quarter; and consolidated statements of income (or equivalent cash flow statements if required by the Financial Accounting Standards Board), for such month or quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes), subject to changes resulting from year-end audit adjustments by the principal financial officer or chief executive officer of the Company, all in reasonable detail and signed, and

                    (iii) as soon as practicable, but in no event later than thirty (30) days prior to the commencement of such fiscal year, an annual plan for each fiscal year which shall include monthly capital and operating expense budgets, cash flow statements, projected balance sheets and profit and loss projections for each such month and for the end of the year and other longer term forecasts, itemized in such detail as the Board of Directors may reasonably determine and certified by the Chief Financial Officer of the Company.

          2.2  Inspection.  The Company shall permit each Holder of Registrable
               ----------
Securities representing two and one-half percent (2.5%) or more of the fully diluted Common Stock of the Company, or such Holder's representatives, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Board Observation Rights.  From and after the date hereof and at
               ------------------------
all times throughout the term of this Agreement, the Series A-4 Holder and the Series A-5 Holder shall each be entitled to designate one person to be an observer at all meetings of the Company's Board of Directors or any committee thereof (collectively, the "Board Observers"); provided, however that notwithstanding the foregoing, if the Series A-4 Holder or Series A-5 Holder is in Default (as defined in the Series A-4 Agreement and Series A-5 Agreement, respectively) (the "Defaulting Holder"), the board observation rights granted in this Section 2.3 shall terminate as to the Defaulting Holder. Each Board Observer shall be entitled to attend all meetings of the Board of Directors or any committee thereof and shall receive (at the same time as such materials are sent to the members of the Board of Directors or any committee thereof) (a) notice of all such meetings, (b) copies of all written consents and (c) copies of all written materials.

          2.4  Termination of Information Covenants and Confidentiality of
               -----------------------------------------------------------
Information.  The covenants of the Company set forth in subsections 2.1, 2.2 and
-----------
2.3 shall terminate and be of no further force or effect (i) upon the consummation by the Company of a Qualified IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event shall first occur. Each Holder granted rights under Sections 2.1, 2.2 or 2.3 (a "Qualified Holder") agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Qualified Holder may obtain from the Company, and which the Company has prominently marked "confidential," "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless (w) the disclosure of such information is required by law, (x) such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or (y) is or becomes publicly known, or (z) unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel, accountant or consultant (and the provision of such information is directly necessary in order for such recipient to provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

          2.5  Key Person Life Insurance.  The Company shall use reasonable
               -------------------------
commercial efforts to procure and maintain key person life insurance policies covering Mory Ejabat and Jeanette Symons in the amount of One Hundred Million Dollars ($100,000,000) each and naming the Company as the beneficiary.

          2.6  Acquisition Approval.  The consent of at least six (6) of the
               --------------------
nine (9) members of the Company's Board of Directors shall be required to approve any acquisition with a transaction value greater than Fifty Million Dollars ($50,000,000) or any series of acquisitions with a cumulative value greater than One Hundred Million Dollars ($100,000,000) in a twelve (12) month period. The consent of a majority of the members of the Company's Board of Directors shall be required for all other acquisitions. At the first meeting of the Company's Board of Directors following the Closing (as defined in each of the Preferred Stock Purchase Agreements), the Board of Directors shall delegate approval authority for acquisitions with a transaction value below a certain value to a subcommittee of the Board of Directors. The covenant contained in this Section 2.6 shall terminate upon the closing of the Company's first public offering of its Common Stock pursuant to an effective registration statement filed under the Securities Act.

          2.7  Right of First Refusal on New Issuances.
               ---------------------------------------

               (a) If, at any time prior to the termination of this right of first refusal pursuant to Section 2.7(f), the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Holder who continues to hold at least fifty percent (50%) of the Preferred Shares purchased by such Holder pursuant to a Preferred Stock Purchase Agreement (a "Qualified First Refusal Holder") the first right to purchase such Qualified First Refusal Holder's pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Qualified First Refusal Holder's pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Qualified First Refusal Holder on the date hereof. For purposes of this Section 2.7, the outstanding Common Stock of the Company shall include (i) outstanding shares of Common Stock and (ii) shares of Common Stock issued or issuable upon conversion of any then outstanding Preferred Stock of the Company.

               (b) Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Qualified First Refusal Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within thirty (30) days after receipt of such notice, each Qualified First Refusal Holder shall notify the Company whether such Qualified First Refusal Holder desires to exercise the option to purchase such Qualified First Refusal Holder's pro rata share (or any part thereof) of the Equity Securities so offered. If a Qualified First Refusal Holder elects to purchase such Qualified First Refusal Holder's pro rata share, then such Qualified First Refusal Holder shall have a right of over-allotment such that if any other Qualified First Refusal Holder fails to purchase such Qualified First Refusal Holder's pro rata share of the Equity Securities the Company shall provide notice to each Qualified First Refusal Holder of such right and any such Qualified First Refusal Holder(s) who have elected to purchase their pro rata shares will have ten (10) days to give notice of its intent to purchase, on a pro rata basis, that portion of the Equity Securities which such other Qualified First Refusal Holder elected not to purchase.

               (c) After termination of the forty (40) day period specified in
Section 2.7(b) above, the Company may, during a period of sixty (60) days following the end of such forty (40) day period, sell and issue such Equity Securities as to which the Qualified First Refusal Holders do not indicate a desire to purchase to another person as well as those additional shares of Equity Securities it originally intended to issue to other persons, upon the same terms and conditions as those set forth in the notice to the Qualified First Refusal Holders. In the event the Company has not sold the Equity Securities, or has not entered into an agreement to sell the Equity Securities, within said sixty (60) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Qualified First Refusal Holders in the manner provided above.

               (d) If a Qualified First Refusal Holder gives the Company notice that such Qualified First Refusal Holder desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within fifteen (15) business days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by a Qualified First Refusal Holder of the right to purchase Equity Securities as set forth in this
Section 2.7.

               (e) The right of first refusal contained in this Section 2.7 shall not apply to the issuance by the Company of Equity Securities (i) issued or granted to officers, directors employees or consultants of the Company and its subsidiaries pursuant to any stock plans approved by the Company's Board of Directors not in excess of 50,000,000 shares in the aggregate, (ii) issued pursuant to transactions described in Article III Section 2(e)(1) of the Company's Amended and Restated Certificate of Incorporation, as amended from time to time, (iii) issued upon conversion of the Company's Preferred Stock,
(iv) convertible or exchangeable for capital stock issued (A) to the Company's vendors or service providers, (B) in conjunction with an equipment lease financing, debt financing, licensing or acquisition transaction that is approved by the Company's Board of Directors or (C) to companies or entities with whom the Company has business relationships, in any such case not to exceed in the aggregate twenty-five percent (25%) of the then current maximum number of shares reserved for issuance under the Company's option plan(s) or (v) issued in connection with the conversion of shares not subject to this right of first refusal.

               (f) The right of first refusal contained in this Section 2.7 shall terminate upon the closing of a Qualified IPO.

               (g) The term "Equity Securities" shall mean (i) Common Stock and rights, options or warrants to purchase Common Stock, (ii) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends, (iii) any security convertible into or exchangeable for any of the foregoing and (iv) any agreement or commitment to issue any of the foregoing.

               (h) A Qualified First Refusal Holder's right to purchase any Equity Securities pursuant to this Section 2.7 may be assigned by a Qualified First Refusal Holder to an affiliate of a Qualified First Refusal Holder. For the purposes of this Section 2.7, an "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Qualified First Refusal Holder.

          2.8  Covenant of the Company.  The Company covenants and agrees to
               -----------------------
provide any notices given pursuant to the Company's Certificate of Incorporation, as amended to date, to the Series A Member (as defined in the Operating Agreements) of each Preferred Stock Holder.

     3.  Right of First Refusal - Preferred Stock Holders.  Before any equity
         ------------------------------------------------
securities of the Company registered in the name of a Preferred Stock Holder may be sold or transferred (including transfer by operation of law) other than to members or their partners, stockholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities, family members, family trusts or the estates of the members of the Preferred Stock Holder or in connection with the liquidation of a Series A Holder (provided that such permitted transferees shall agree, as a condition of the transfer, to be bound by the provisions of this
Section 3), such shares shall first be offered to the other Preferred Stock Holders in the following manner:

          3.1  Notice.  The Preferred Stock Holder intending to sell securities
               ------
of the Company ("Preferred Selling Party") shall first deliver a written notice ("Notice") to the other Preferred Stock Holders stating (i) the Preferred Selling Party desires to sell or transfer such equity securities, (ii) the number of equity securities proposed to be sold or transferred and (iii) the price and other terms of the proposed sale or transfer.

          3.2  Preferred Stock Holders Right.  Within ten (10) business days
               -----------------------------
after receipt of the Notice, each Preferred Stock Holder may elect to purchase its pro rata share or any part thereof of such equity securities, on the same terms and conditions specified in the Notice, by delivering to the Preferred Selling Party written notice of such election. Each Preferred Stock Holder's pro rata share of these equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding Preferred Stock held by such Preferred Stock Holder as of the date of delivery of the Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities held by the Preferred Stock Holders (other than the Preferred Selling Party) as of that date.

          3.3  Over-allotment.  If, within ten (10) business days after receipt
               --------------
of the Notice, a Preferred Stock Holder does not notify the Preferred Selling Party that it desires to purchase its pro-rata share (or any part thereof) of the equity securities, those Preferred Stock Holders who have elected to purchase equity securities during the ten (10) business day period (the "Over-allotment Purchasers") may elect to purchase those equity securities not so purchased. The Preferred Selling Party shall provide written notice to the Over-allotment Purchasers not later than thirty (30) days after receipt of the Notice of the number of shares of equity securities of the Preferred Selling Party available for purchase pursuant to this over-allotment right. Each of these Over-allotment Purchasers shall have until forty (40) days after receipt of the Notice to notify the Preferred Selling Party in writing that it elects to purchase at least its pro rata share or any part thereof of the equity securities so offered. Each Over-allotment Purchaser's pro rata share of the equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by the Over-allotment Purchaser as of the date of the Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by all Over-allotment Purchasers as of the date of the Notice.

          3.4  Preferred Stock Holder Purchases.  In the event the Preferred
               --------------------------------
Stock Holders elect to acquire any of the equity securities offered pursuant to
Section 3, the Preferred Stock Holders and the Preferred Selling Party shall complete the sale and purchase of such equity securities within sixty (60) days after the Preferred Selling Party provides the Notice.

          3.5  Selling Party Right.  If all of the equity securities to which
               -------------------
the Notice refers are not elected to be purchased by the Preferred Stock Holders, the Preferred Selling Party may sell all such shares not to be so purchased at the price and on the terms specified in the Notice, provided that
(i) such sale or transfer is consummated within one hundred fifty (150) days of the date of the Notice, and (ii) that prior to the transfer, the transferee of such equity securities agrees in writing (in a form satisfactory to the Preferred Stock Holders) that such transferee shall receive and hold such securities subject to the provisions of this Section 3.

          3.6  Termination.  The rights and obligations of the Preferred Stock
               -----------
Holders under this Section 3 shall terminate upon (and not apply to the transfer of shares upon) the closing of the Company's initial public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public (the "IPO").

          3.7  Transfer.  The right of first refusal granted hereunder to the
               --------
Preferred Stock Holders may be assigned to a transferee or assignee reasonably acceptable to the Company.

     4.   Voting Agreement.
          ----------------

          4.1  Election of Certain Directors.  At any annual or special meeting
               -----------------------------
called, or in any other action taken, for the purpose of electing directors to the Company's Board of Directors, the Preferred Stock Holders agree to vote all of the shares of the Company's capital stock now or hereafter owned by them (the "Stockholders' Shares"), whether beneficially or otherwise, so as to elect each of the following persons as a director of the Company:

               (a) two (2) nominees designated by the Series A-1 Holder, who shall initially be Jim Coulter and Bob Packard;

               (b) two (2) nominees designated by the Series A-2 Holder, who shall initially be James Greene and Alexander Navab, Jr.;

               (c) one (1) nominee designated by the Series A-3 Holder, who shall initially be Dick Kramlich; and

          (d) one (1) nominee designated by holders of a majority of the Company's Common Stock and holders of a majority of the Company's Preferred Stock.

          4.2  Delinquency Removal.  In the event a Class A Member (as defined
               -------------------
in the applicable Operating Agreement for each Preferred Stock Holder) of a Preferred Stock Holder is Delinquent (as defined in the applicable Operating Agreement for each Preferred Stock Holder) and such Preferred Stock Holder (the "Delinquent Stock Holder") is entitled to nominate one or more directors to the Company's Board of Directors pursuant to Section 4.1 hereof, then upon such Delinquency, the director or directors nominated by the Delinquent Stock Holder shall be removed and replaced by a director or directors appointed by the vote of a majority of the Preferred Stock Holders.

          4.3  Vacancies.  Except as otherwise provided in Section 4.2 hereof,
               ---------
in the event of any vacancy of the directorships referenced in Section 4.1 that is to be filled by the Preferred Stock Holders, the Preferred Stock Holders agree to vote the Stockholders' Shares to fill such vacancy with a nominee designated in the same manner as the person who held the directorship so vacated.

          4.4  Removal.  At any annual or special meeting called where a vote is
               -------
taken, or in any other action taken where a consent is sought, for the removal of any director, the Preferred Stock Holders agree not to vote any of the Stockholders' Shares for the removal of any director unless (a) the Preferred Stock Holders having the right to nominate such director vote or have voted for such removal, (b) such removal is for cause or (c) such removal is required pursuant to Section 4.2 hereof.

          4.5  Other Matters.  The provisions of this Section 4 shall not extend
               -------------
to voting upon questions and matters, other than the matters referenced herein, upon which the Preferred Stock Holders have a right to vote under the Company's Certificate of Incorporation or Bylaws, each as amended to date, or under the laws of the State of Delaware.

          4.6  Legend on Certificates.  Each certificate representing shares
               ----------------------
held by the Preferred Stock Holders, and any assignees or transferees thereof, shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AMONG THE COMPANY, THE STOCKHOLDER AND CERTAIN OTHER PERSONS, WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

     A counterpart of this Agreement shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a stockholder of the Company

(or a proposed bona fide assignee or transferee thereof), in person or by agent or attorney, as are the books and records of the Company.

          4.7  No Liability for Election of Recommended Director.  None of the
               -------------------------------------------------
parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

          4.8  Manner of Voting.  The voting of shares pursuant to this
               ----------------
Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law or the Company's Bylaws.

          4.9  Grant of Proxy.  Should the provisions of this Section 4 be
               --------------
construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

          4.10 Termination.  The provisions of this Section 4 shall terminate
               -----------
upon the earliest to occur of any one of the following:

               (a) The liquidation or dissolution of the Company;

               (b) The execution by the Company of a general assignment for the benefit of creditors, the appointment of a receiver or trustee to take possession of the property and assets of the Company or the filing by the Company for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code;

               (c)  The closing of the IPO; and

               (d) The occurrence of any of the following events, provided that the "beneficial owners" (as such terms is defined by the Exchange Act) of the stock of the Company immediately prior thereto shall immediately thereafter own less than fifty percent (50%) of the voting power of the surviving Person or an entity that holds eighty percent (80%) or more of the beneficial equity interest in such surviving Person: (i) the merger or consolidation of the Company with or into another Person, (ii) the issuance by the Company of voting securities to another Person, (iii) the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company or (iv) other transaction.

          4.11 Bylaw Amendments; Voting.  The parties hereto agree to vote their
               ------------------------
shares of Preferred Stock and Common Stock (a) to implement the provisions of this Agreement and the Preferred Stock Purchase Agreements and (b) to make any amendments to the Company's Bylaws which may be necessary to implement any of the provisions of this Agreement and each of the Preferred Stock Purchase Agreements.

     5.   General.
          -------

          5.1  Waivers and Amendments.  With the written consent of the record
               ----------------------
or beneficial holders of at least sixty six and two-thirds percent (66K%) of the Registrable Securities, the obligations of the Company and the rights of the parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however that notwithstanding the foregoing, Sections 2.1, 2.2 and 2.3 of this Agreement cannot be amended without the written consent of the Series A-4 Holder; provided, further, however that no modification, amendment or waiver of this Agreement shall adversely affect any Preferred Stock Holder in a way different than any other Preferred Stock Holder without the first Preferred Stock Holder's written consent; provided, further, however that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing.

          5.2  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

          5.3  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          5.4  Entire Agreement.  Except as set forth below, this Agreement and
               ----------------
the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

          5.5  Notices, etc.  All notices, requests, consents and other
               ------------
communications under this Agreement shall be in writing and shall be delivered by hand or fax or sent by a nationally recognized overnight courier service with written verification of receipt:

          If to the Company, at Zhone Technologies, Inc., 7677 Oakport Street, Suite 1040, Oakland, California 94621 (fax no. 510-777-7010),
          Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Preferred Stock Holders, with a copy to Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825 (fax no. 650-327-3699),
          Attention: Thomas W. Furlong, Esq.; and

          If to a Preferred Stock Holder, at its address set forth on Exhibit A
                                                                      ---------
          to the Series A Agreement, or at such other address or addresses as may have been furnished to the Company in writing by such Preferred Stock Holder.

Notices provided in accordance with this Section 5.5 shall be deemed delivered upon actual receipt. All notices, requests, consents and other communications under this Agreement shall also be delivered in accordance with the provisions of this Section 5.5 to the Class A Member of each Preferred Stock Holder.

          5.6  Severability.  In case any provision of this Agreement shall be
               ------------
invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          5.7  Titles and Subtitles.  The titles of the sections and subsections
               --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          5.8  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.9  Attorney's Fees.  In the event that any dispute among the
               ---------------
Company, any or all Founders and any or all Preferred Stock Holders should result in arbitration, the arbitrator may award to one or more of the Prevailing Persons such reasonable attorney fees, costs and expenses, as determined by the arbitrator. Any judgment or order enforcing such arbitration may, in the discretion of the court entering such judgment or order, contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment or order and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section 5.9, "attorney fees" shall include, without limitation, attorney fees incurred in arbitration, post-arbitration order or judgment motions, contempt proceedings, garnishment, levy, and debtor and third party examinations, discovery and bankruptcy litigation. For purposes of this Section 5.9, "Prevailing Person" shall mean any person who is determined by the arbitrator in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

          5.10 Binding Arbitration.  The Company, each Founder, each Preferred
               -------------------
Stock Holder and each Class A Member of a Preferred Stock Holder agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration, and judgment upon the final award may be entered in any court having jurisdiction. The arbitration shall be in Palo Alto, California and in accordance with the Comprehensive Arbitration Rules and Procedures ("Rules") of the Judicial Arbitration and Mediation Services/Endispute in San Francisco, California. Except as otherwise provided in Section 5.9 ("Attorney's Fees") of this Agreement, all fees and expenses of the arbitration shall be borne by the parties equally.

A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to the arbitrator. The arbitrator shall conduct the arbitration in accordance with the

California Evidence Code. The parties shall allow and participate in discovery in accordance with the California Rules of Civil Procedure for a period of sixty
(60) days after the filing of an answer or other responsive pleading. All issues regarding compliance with discovery requests shall be decided by the arbitrator. Any party may seek the arbitrator's permission to take any additional deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify in the arbitration.

The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages or any other damages that do not represent actual damages, even if permitted under the laws of the State of California or any other applicable law.

The parties hereby agree to the Optional Appeal Procedure provided for in the Rules. The final arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the Company, each Founder, each Preferred Stock Holder and each Class A Member of a Preferred Stock Holder irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, Branch nearest to Palo Alto, California, in any action to enforce an arbitration award.

The Company, each Founder, each Preferred Stock Holder and each Class A Member further agree that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 5.5 of this Agreement, and that when so made shall be as if served upon it personally within the State of California.




                            [Signatures to Follow]

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.


                                        Company:

                                        Zhone Technologies, Inc.


                                        By: /s/ Mory Ejabat
                                            ------------------------------------
                                            Mory Ejabat,
                                            Chief Executive Officer

                    The Founders Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement


Please print your name and sign to the
right.


                                       Name (Please Print):


                                       Mory Ejabat
                                       -----------------------------------------

                                       Signature: /s/ Mory Ejabat
                                                  ------------------------------

                    The Founders Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print your name and sign to the
right.


                                     Name (Please Print):


                                     Jeanette Symons
                                     ------------------------------------------

                                     Signature: /s/ Jeanette Symons
                                                -------------------------------

                    The Founders Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print your name and sign to the
right.

                                     Name (Please Print):


                                     Robert K. Dahl
                                     ------------------------------------------

                                     Signature: /s/ Robert K. Dahl
                                                -------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        Zhone Investors I, L.L.C.
person sign to the right.
                                           By: TPG Zhone L.L.C.
                                               Manager

                                           By: TPG Partners II, L.P.

                                           By: TPG GENPAR II, L.P.

                                           By: TPG ADVISORS II, INC.


                                           By: James Coulter
                                              ----------------------------------
                                               Name (Please Print):


                                           Signature: /s/ James Coulter
                                                      --------------------------

                                           Title: Vice President
                                                  ------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS II, L.L.C.
person sign to the right.

                                           By: /s/
                                               ---------------------------------
                                               Manager


                                           _____________________________________
                                           Name (Please Print):


                                           Signature: __________________________


                                           Title: ______________________________

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the        Name of Organization:
organization and have an authorized       ZHONE INVESTORS III, L.L.C.
person sign to the right.

                                          By:  NEW ENTERPRISE
                                               ASSOCIATES VIII,
                                               LIMITED PARTNERSHIP

                                          Its: Managing Member

                                          By:  NEA Partners VIII Limited
                                               Partnership

                                          By: /s/ Nancy L. Dorman
                                              ----------------------------------

                                          Its:  General Partner

                                          Name: Nancy L. Dorman

                                          Signature: /s/ Nancy L. Dorman
                                                     ---------------------------

                                          Title: _______________________________

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the        Name of Organization:
organization and have an authorized       ZHONE INVESTORS IV, L.L.C.
person sign to the right.

                                          By: PACIFIC CORPORATE INTERNATIONAL,
                                          INC., its Manager


                                          By: /s/ Philip Posner
                                             ---------------------------------

                                          Name:  Philip Posner
                                          Title: Treasurer

                                          Address:
                                          1200 Prospect Street
                                          La Jolla, California 92037
                                          Fax No.: (858) 456-6018
                                          Attention: Philip Posner
                                                     Kelly DePonte
                                                     Kara King

                                          With Copies To:
                                          California Public Employees'
                                          Retirement System
                                          Lincoln Plaza
                                          400 "P" Street
                                          Sacramento, California 95814
                                          Fax No.: (916) 326-3344
                                          Attention: Richard J. Hayes

                                          Jones, Day, Reavis & Pogue
                                          555 West Fifth Street, Suite 4600
                                          Los Angeles, California 90013-1025
                                          Fax No.: (213) 243-2539
                                          Attention: Dulcie D. Brand, Esq.

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the       Name of Organization:
organization and have an authorized      ZHONE INVESTORS V, L.L.C
person sign to the right.

                                         By: Madison Dearborn Capital Partners
                                             III, as Manager of Zhone Investors
                                             V, L.L.C


                                         By: Madison Dearborn Partners III, I.P.
                                             Its General Partner


                                         By: Madison Dearborn Partners, LLC
                                             Its General Partner

                                         By: James N. Perry, Jr.
                                             -----------------------------------

                                         Signature: /s/ James N. Perry, Jr.
                                                    ----------------------------

                                         Title: Managing Director
                                                --------------------------------

                                         Address:

                                         _______________________________________

                                         _______________________________________

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS FF, L.L.C.
person sign to the right.

                                           By: /s/ Robert Dahl
                                               ---------------------------------
                                               Robert Dahl, Manager

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS VII, L.L.C.
person sign to the right.

                                           By: U.S. VENTURE PARTNERS VI,
                                               L.P. as nominee for
                                               U.S. Venture Partners VI, L.P.
                                               USCVP VI Affiliates Fund, L.P.
                                               2180 Associates Fund VI, L.P.
                                               USVP Entrepreneur Partners VI,
                                               L.P.


                                           By: Presidio Management Group VI,
                                               L.L.C., general partner


                                            Michael P. Maher
                                           -------------------------------------
                                           Name (Please Print):


                                           Signature: /s/ Michael P. Maher
                                                      --------------------------

                                           Title: Attorney In Fact
                                                  ------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement


Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS VIII, L.L.C.
person sign to the right.

                                           By: Pacific Corporate
                                               International, Inc.


                                           Its: Manager
                                           By: /s/ Philip Posner
                                               ---------------------------------


                                           Name: Philip Posner
                                           Title: Treasure


                                           Address:
                                           1200 Prospect Street
                                           La Jolla, California 92037
                                           Fax No.: (858) 456-6018
                                           Attention: Philip Posner
                                                      Kelly DePonte
                                                      Kara King

                                           With Copies To:
                                           Christensen, Miller, Fink, Jacobs,
                                           Glaser, Weil & Shapiro, LLP
                                           2121 Avenue of the Starts, 18th Floor
                                           Los Angeles, California 90067
                                           Attention: Jeff Soza, Esq.

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS IX, L.L.C.
person sign to the right.


                                           ____________________________________
                                           Name (Please Print):



NEXUS CAPITAL PARTNERS II, L.P.            Signature: /s/ P. Horning
                                                      --------------------------

                                           Title: General Partner
                                                  ------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the     Name of Organization:
organization and have an authorized    ZHONE INVESTORS X, L.L.C.
person sign to the right.

                                       By: BancBoston Investments Inc., as
                                           Manager of Zhone Investors X,  L.L.C.


                                        Maia D. Heymann
                                       -----------------------------------------
                                       Name (Please Print):


                                       Signature: /s/ Maia D. Heymann
                                                  ------------------------------

                                       Title: Vice President
                                              ----------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the       Name of Organization:
organization and have an authorized      ZHONE INVESTORS XI, L.L.C.
person sign to the right.


                                         _______________________________________
                                         Credit Suisse First Boston Venture Fund
                                         I, L.P.



                                         By: QBB Management I, L.L.C., its
                                             general partner


                                        Signature: /s/
                                                   -----------------------------

                                        Title: Member
                                               ---------------------------------

                          Counterpart Signature Page
                           Zhone Technologies, Inc.
                               Rights Agreement



Please print the legal name of the         Name of Organization:
organization and have an authorized        ZHONE INVESTORS XII, L.L.C.
person sign to the right.

                                           By: Amann Ventures L.L.C.

                                           By: William J. Bell

                                           Signature: /s/ William J. Bell
                                                      --------------------------

                                           Title: General Partner
                                                  ------------------------------